Exhibit 4.10
THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW. THIS WARRANT AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE PLEDGED, TRANSFERRED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 UNDER THE ACT.
Innovive Pharmaceuticals, Inc.
Warrant for the Purchase of Shares of
Common Stock

No. 2007-[___]	274,726 Shares
     FOR VALUE RECEIVED, Innovive Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby certifies that Paramount BioCapital, Inc., its designee or its permitted assigns is entitled to purchase from the Company, at any time or from time to time commencing on April 24, 2007 and prior to 5:00 P.M., New York City time, on April 24, 2007 (the “Exercise Period”), 274,726 fully paid and non-assessable shares of common stock of the Company for a purchase price per share of $3.75. Hereinafter, (i) said common stock of the Company, is referred to as the “Common Stock”; (ii) the shares of the Common Stock (subject to adjustment as set forth herein) purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to as the “Warrant Shares”; (iii) the aggregate purchase price payable for the Warrant Shares purchasable hereunder is referred to as the “Aggregate Warrant Price”; (iv) the price payable for each of the Warrant Shares hereunder is referred to as the “Per Share Warrant Price”; (v) this Warrant, any similar Warrants issued on the date hereof and any warrants hereafter issued in exchange or substitution for this Warrant or such similar Warrants are referred to as the “Warrants”; (vi) the holder of this Warrant is referred to as the “Holder” and the holder of this Warrant and all other Warrants and Warrant Shares are referred to as the “Holders” and Holders of more than fifty percent (50%) of the Warrant Shares then issuable upon exercise of then outstanding Warrants are referred to as the “Majority of the Holders”; and (vii) the then “Current Market Price” per share of the Common Stock shall be deemed to be the volume weighted average closing sale price of the Common Stock for the ten (10) Trading Days (as defined below) immediately prior to such date on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the representative closing sale price of the Common Stock as reported by the National Association of

Securities Dealers, Inc. Automated Quotations System (“NASDAQ”), or other similar organization if NASDAQ is no longer reporting such information, or, if the Common Stock is not reported on NASDAQ, the closing share price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or if not so available, the fair market value of the Common Stock as determined in good faith by the Company’s Board of Directors. A “Trading Day” shall mean any day on which shares of the Company’s Common Stock are sold, or eligible for sale, on the respective exchange, quotation system or over-the-counter market. The Aggregate Warrant Price is not subject to adjustment.
     This Warrant was originally issued pursuant to a letter agreement dated as of March 13, 2007, as amended (the “Agency Agreement”) between the Company and Paramount BioCapital, Inc.
1. Exercise of Warrant.
     (a) This Warrant may be exercised in whole at any time, or in part from time to time, by the Holder during the Exercise Period:
     (i) by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in subsection 9(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part, with payment for the Warrant Shares made by certified or official bank check payable to the order of, or wire transfer of immediately available funds to, the Company; or
     (ii) by the surrender of this Warrant (with the cashless exercise form at the end hereof duly executed) (a “Cashless Exercise”) at the address set forth in subsection 9(a) hereof. Such presentation and surrender shall extinguish the Holder’s obligation to pay the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. In the event of a Cashless Exercise, the Holder shall exchange its Warrant for that number of Warrant Shares subject to such Cashless Exercise multiplied by a fraction, the numerator of which shall be the difference between the then Current Market Price and the Per Share Warrant Price, and the denominator of which shall be the then Current Market Price.
     (b) If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock and the Holder is entitled to receive a new Warrant covering the Warrant Shares that have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon surrender of this Warrant in connection with the exercise of this Warrant pursuant to the terms hereof, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled upon such exercise and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof, if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

2. Reservation of Warrant Shares; Listing.
     The Company agrees that, prior to the expiration of this Warrant, the Company shall at all times (a) have authorized and in reserve, and shall keep available, solely for issuance and delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer, other than under Federal or state securities laws, and free and clear of all preemptive rights and rights of first refusal and (b) if the Company hereafter lists its Common Stock on any national securities exchange, use its commercially reasonable efforts to keep the Warrant Shares authorized for listing on such exchange upon notice of issuance.
3. Certain Adjustments.
     (a) In case the Company shall hereafter (i) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares or (iii) combine or reverse-split its outstanding shares of Common Stock into a smaller number of shares, then the Per Share Warrant Price and the number of Warrant Shares shall forthwith be proportionately decreased and increased, respectively, in the case of a subdivision, distribution or stock dividend, or proportionately increased and decreased, respectively, in the case of a combination or reverse stock split. The Aggregate Warrant Price payable for the then total number of Warrant Shares available for exercise under this Warrant shall remain the same. Adjustments made pursuant to this subsection 3(a) shall become effective on the record date in the case of a dividend or distribution, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If such dividend, distribution, subdivision or combination is not consummated in full, the Per Share Warrant Price and Warrant Shares shall be readjusted accordingly.
     (b) In case of any capital reorganization or reclassification, any consolidation or merger, or any sale, transfer or other disposition of all or substantially all of its property, assets or shares to which the Company is a party, the Holder of this Warrant shall have the right thereafter to receive upon the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger or reorganization had this Warrant been exercised immediately prior to the effective date of such transaction and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The above provisions of this subsection 3(b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers or other dispositions. The Company shall require the issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant to be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation or merger, shall be mailed to the Holders of Warrants not less than twenty (20) days prior to such event.
     (c) No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 per share of Common Stock; provided, however, that any adjustments which by reason of this subsection 3(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, however, that adjustments shall be required and made in accordance with the provisions of this Section 3 (other than this subsection 3(c)) not later than such time as may be required in order to preserve the tax-free nature of a distribution, if any, to the Holder of this Warrant or Common Stock issuable upon the exercise hereof. All calculations under this Section 3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.
     (d) Whenever the Per Share Warrant Price or the number of Warrant Shares is adjusted as provided in this Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Company shall promptly prepare a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants. The Company may, but shall not be obligated to unless requested by a Majority of the Holders, obtain, at its expense, a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the Per Share Warrant Price and the number of Warrant Shares in effect after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants.
     (e) If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Common Stock, the Company shall mail notice thereof to the Holders of the Warrants not less than twenty (20) days prior to the record date fixed for determining stockholders entitled to participate in such dividend or other distribution.
     (f) If, as a result of an adjustment made pursuant to this Section 3, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine, in good faith, the allocation of the adjusted Per Share Warrant Price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock.
4. Fully Paid Stock; Taxes. The shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be duly authorized, validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights or rights of first refusal imposed by any agreement to which the Company is a party, and the Company will take all such actions as may be necessary to assure that the par value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company shall pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or any certificate thereof to the extent required because of the issuance by the Company of such security.
5. Registration Under Securities Act of 1933.
     (a) The Holder shall have the right to participate in the registration rights granted to purchasers of the Common Stock of the Company pursuant to the Registration Rights Agreement (the “Rights Agreement”) entered into between each such purchaser and the Company in connection with the issuance and sale of the Common Stock on or about the date hereof, to the same extent as if the Holder were a party thereto. The Company shall have the same obligations to the Holder as it has under the Rights Agreement to the “Purchasers” thereunder, and the Holder shall be entitled to enforce such obligations against the Company as if the Holder were a party thereto. By acceptance of this Warrant, the Holder agrees to comply with the provisions of the Rights Agreement to the same extent as if it were a party thereto; provided that the Holder will not be bound by any amendment of the Rights Agreement unless it consents to such amendment.
     (b) Until all of the Warrant Shares have been sold under a Registration Statement or pursuant to an exemption from registration under the Act, including pursuant to Rule 144, so long as the Company’s Common Stock remains registered under the Act, the Company shall use its commercially reasonable efforts to file with the Securities and Exchange Commission all current reports and the information as may be necessary to enable the Holder to effect sales of its shares in reliance upon Rule 144 promulgated under the Act.
6. Investment Intent; Limited Transferability.
     (a) By accepting this Warrant, the Holder represents to the Company that it understands that this Warrant and any securities obtainable upon exercise of this Warrant have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof; provided however, that following the effective date of the Registration Statement (as such term is defined in the Rights Agreement), such legend may, at the request of the Holder, be removed from the certificates evidencing such Warrant Shares prior to the resale thereof and the Company will rescind any stop transfer orders with respect to such shares given to the Company’s transfer agent, provided that the Holder represents and covenants to the Company in writing (in a form reasonably acceptable to the Company and its counsel) that (1) such Holder will sell such Warrant Shares only pursuant to and in the manner contemplated by the Registration Statement, including the Plan of Distribution section contained therein, and otherwise in compliance with the Act, including the prospectus delivery requirements of such

Act and (2) such other agreements or covenants as the Company or its counsel may reasonably request. Subject to the foregoing, at such time and to the extent a legend is no longer required for the Warrant Shares, the Company will use its best efforts to, no later than three (3) trading days following the delivery to the Company or the Company’s transfer agent by the holder of such Warrant Shares of a legended certificate representing such Warrant Shares (together with such accompanying documentation or representations as reasonably required by counsel to the Company), deliver or cause to be delivered a certificate representing such Warrant Shares that is free from the foregoing legend. The Holder understands that it must bear the economic risk of its investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available. The Holder further represents to the Company, by accepting this Warrant, that it has full power and authority to accept this Warrant and make the representations set forth herein.
     (b) The Holder, by its acceptance of this Warrant, represents to the Company that it is acquiring this Warrant and will acquire any securities obtainable upon exercise of this Warrant for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Act. The Holder agrees, by acceptance of this Warrant, that this Warrant and any such securities issuable under this Warrant will not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer is effective under the Act and any applicable state securities laws or (ii) such sale or transfer is made pursuant to one or more exemptions from the Act.
     (c) In addition to the limitations set forth in Section 1 and in accordance with the legend on the first page hereof, this Warrant may not be sold, transferred, assigned or hypothecated by the Holder except in compliance with the provisions of the Act and the applicable state securities “blue sky” laws, and is so transferable only upon the books of the Company which it shall cause to be maintained for such purpose. The Company may treat the registered Holder of this Warrant as it appears on the Company’s books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or its duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered Holders of Warrants. All Warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the holder thereof shall be identical to those of the Holder unless, in each case, otherwise prohibited by applicable law.
     (d) The Holder has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Warrants or the exercise of the Warrants; and (ii) the opportunity to request such additional information which the Company possesses or can acquire without unreasonable effort or expense.
     (e) The Holder did not (i) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (ii) attend any seminar, meeting or investor or other conference whose attendees were, to such Holder’s knowledge, invited by any general solicitation or general advertising.
     (f) The Holder is an “accredited investor” within the meaning of Regulation D under the Act. Such Holder is acquiring the Warrants for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the registration requirements of the Act, without prejudice, however, to such Holder’s right, subject to the provisions of the Placement Agency Agreement and this Warrant, at all times to sell or otherwise dispose of all or any part of such Warrants and Warrant Shares.
     (g) Either by reason of such Holder’s business or financial experience or the business or financial experience of its professional advisors (who are unaffiliated with and who are not compensated by the Company or any affiliate, finder or selling agent of the Company, directly or indirectly), such Holder has the capacity to protect such Holder’s interests in connection with the transactions contemplated by this Warrant and the Placement Agency Agreement. The Holder, by its acceptance of this Warrant, represents to the Company that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Warrant. Holder also represents it has not been organized for the purpose of acquiring this Warrant.
7. Loss, etc., of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.
8. Warrant Holder Not Stockholder. This Warrant does not confer upon the Holder any right to vote on or consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, nor any other rights or liabilities as a stockholder, prior to the exercise hereof; this Warrant does, however, require certain notices to Holders as set forth herein.
9. Communication. No notice or other communication under this Warrant shall be effective or deemed to have been given unless, the same is in writing and is mailed by first-class mail, postage prepaid, or via recognized overnight courier with confirmed receipt, addressed to:
     (a) the Company at Innovive Pharmaceuticals, Inc., 555 Madison Ave., 25th Floor, NY, NY 10022, Attn: Chief Executive Officer, or other such address as the Company has designated in writing to the Holder; or
     (b) the Holder at the address in the Agency Agreement, or other such address as the Holder has designated in writing to the Company.
10. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

11. Applicable Law. This Warrant shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof.
12. Amendment, Waiver, etc. Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated upon the written consent of the Company and the Majority of the Holders.
* * * * *

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by the undersigned duly authorized officer as of April 24, 2007.

Innovive Pharmaceuticals, Inc.

By:

Name: Steven Kellly
Title: President and CEO

SUBSCRIPTION (cash)
     The undersigned, _________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase _________ shares of the Common Stock of Innovive Pharmaceuticals, Inc. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

Dated:	Signature:

Address:

CASHLESS EXERCISE
     The undersigned _________, pursuant to the provisions of the foregoing Warrant, hereby elects to exchange its Warrant for _________ shares of Common Stock of Innovive Pharmaceuticals, Inc. pursuant to the Cashless Exercise provisions of the Warrant.

Dated:	Signature:

Address:

ASSIGNMENT
     FOR VALUE RECEIVED _________ (“Assignor”) hereby sells, assigns and transfers unto _________ (“Transferee”) the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _________, attorney, to transfer said Warrant on the books of Innovive Pharmaceuticals, Inc. By acceptance of the foregoing Warrant, Transferee shall become a Holder under said Warrant and subject to the rights, obligations and representations of Holder set forth in said Warrant.
ASSIGNOR:

Dated:	Signature:

Address:

TRANSFEREE:

Dated:	Signature:

Address:

PARTIAL ASSIGNMENT
     FOR VALUE RECEIVED _________ (“Assignor”) hereby assigns and transfers unto _________ (“Transferee”) the right to purchase _________ shares of Common Stock of Innovive Pharmaceuticals, Inc. covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint _________, attorney, to transfer such part of said Warrant on the books of Innovive Pharmaceuticals, Inc. By acceptance of the proportionate part of foregoing Warrant, Transferee shall become a Holder under said proportionate part of said Warrant and subject to the rights, obligations and representations of Holder set forth in said Warrant.
ASSIGNOR:

Dated:	Signature:

Address:

TRANSFEREE:

Dated:	Signature:

Address:

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